                                                                      EXHIBIT 20

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT

                           Discover Card Trust 1991 D
                           --------------------------

                                   CREDIT CARD

                            PASS-THROUGH CERTIFICATES
                           --------------------------


      Under the Pooling and Servicing Agreement dated as of Oct. 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"), Discover Receivables Financing Group Inc and Wilmington Trust Company, as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution of December 15, 1998, and with respect to the performance of the Trust during the Due Period ended in November 30, 1998, is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

     Information Regarding the Current Monthly Distribution (stated on the basis of $1,000 original principal amount).


1. The total amount of the distribution to Class A Certificateholders on
   December 15, 1998, per $1,000 interest ................. $       0.000000000

2. The total amount of the distribution to Class B Certificateholders on
   December 15, 1998, per $1,000 interest ................. $   1,013.958300000

3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates , per $1,000 interest
   ......................................................... $       0.000000000

4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates, per $1,000 interest
   ......................................................... $      13.958300000


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5. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 interest
   ......................................................... $       0.000000000

6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates, per $1,000 interest
   ......................................................... $   1,000.000000000


Information Regarding the Performance of the Trust.

1. Collections of Receivables.

   (a) The aggregate amount of Finance Charge Collections processed during the
       related Due Period .................................. $      6,669,485.67

   (b) The aggregate amount of Principal Collections processed during the
       related Due Period .................................. $     84,021,163.18

   (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Investor
       Certificates ........................................ $        499,544.48

   (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Investor
       Certificates ........................................ $     67,905,904.08

   (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class A
       Certificates ........................................ $              0.00

   (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class A
       Certificates ........................................ $     61,730,348.59

   (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class B
       Certificates ........................................ $        499,544.48

   (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class B
       Certificates ........................................ $      6,175,555.49

   (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Seller
       Certificate ......................................... $      6,169,941.19

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   (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Seller
       Certificate ......................................... $     16,115,259.10


2. Principal Receivables in the Trust; Principal Funding Account.

   (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in November 30, 1998 (which reflects the Principal Receivables represented by the Seller Certificate and the
       Investor Certificates) .............................. $    479,696,458.79

   (b) The amount of Principal Receivables in the Trust represented by the Class A Certificates (the "Class A Interest") as of the Due Period Ended in
       November 30, 1998 ................................... $              0.00

   (c) The amount of Principal Receivables in the Trust represented by the Class B Certificates (the "Class B Interest") as of the Due Period Ended in
       November 30, 1998 ................................... $              0.00

   (d) The Class A Interest and the Class B Interest set forth in paragraph 2
       (b) and 2 (c) above as a percentage of the aggregate amount of Principal
       Receivables set forth in paragraph 2 (a) above ......               0.00%

   (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph 2
       (a) above ...........................................               0.00%

   (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph 2
       (a) above ...........................................               0.00%

   (g) The Aggregate Invested Amount as of the end of the current Distribution
       Date ................................................ $              0.00

   (h) The Invested Amount as of the end of the current Distribution Date with
       respect to the Class A Certificates ................. $              0.00

   (i) The Invested Amount as of the end of the current Distribution Date with
       respect to the Class B Certificates ................. $              0.00

   (j) The total amount to be deposited into the Principal Funding Account in respect of Principal Collections on such Distribution
       Date .................................................$     17,500,000.00


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   (k) The amount of the deposit referred to in paragraph 2(j) which was
       allocated in respect of the Class A Certificates .... $              0.00

   (l) The amount of the deposit referred to in paragraph 2(j) into the Principal Funding Account on such Distribution Date which was allocated
       in respect of the Class B Certificates .............. $     17,500,000.00

   (m) The total amount on deposit in the Principal Funding Account on such Distribution Date (after giving effect to the deposit referred to in
       paragraph 2(j) ...................................... $              0.00

   (n) The total amount on deposit in the Principal Funding Account on such Distribution Date for the benefit of the Class A Certificates (after giving effect to the deposit referred to in
       paragraph 2(k) ...................................... $              0.00

   (o) The total amount on deposit in the Principal Funding Account on such Distribution Date for the benefit of the Class B Certificates (after giving effect to the deposit referred to in paragraph 2(l)
       ..................................................... $              0.00

   (p) The total amount of Investment Income since the last
       Distribution Date ................................... $         74,855.54

   (q) The total amount of Investment Income since the last Distribution Date in
       respect of the Class A Certificates ................. $              0.00

   (r) The total amount of Investment Income since the last Distribution Date in
       respect of the Class B Certificates ................. $         74,855.54

   (s) The Deficit Accumulation Amount (after giving effect to the deposit
       referred in paragraph 2(j)........................... $              0.00


3. Interest Funding Account.

   (a) The total amount to be deposited into the Interest Funding Account in respect of Certificate Interest on such Distribution
       Date ................................................ $        244,270.83

   (b) The amount of Certificate Interest to be deposited into the Interest Funding Account on such Distribution Date in respect of the Class A
       Certificates ........................................ $              0.00


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   (c) The amount of Certificate Interest to be deposited into the Interest
       Funding Account on such Distribution Date in respect of the Class B
       Certificates ........................................ $        244,270.83

   (d) The total amount on deposit in the Interest Funding Account in respect of Certificate Interest on such Distribution Date (after giving effect to
       the deposit referred to in paragraph 3(a) ........... $              0.00

   (e) The total amount of Certificate Interest on deposit in the Interest Funding Account on such Distribution Date in respect of the Class A Certificates (after giving effect to the deposit referred to in paragraph
       3(b) ................................................ $              0.00

   (f) The total amount of Certificate Interest on deposit in the Interest Funding Account on such Distribution Date in respect of the Class B Certificates (after giving effect to the deposit referred to in paragraph
       3(c) ................................................ $              0.00


4. Investor Charged-Off Amount.

   (a) The aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in November 30, 1998 allocable to the Investor
       Certificates (the "Investor Charged-Off Amount") .... $         74,190.88

   (b) The aggregate amount of Receivables charged-off as Uncollectible during the Due Period ended in November 30, 1998 allocable to the Class A
       Certificates (the "Class A Charged-Off Amount") ..... $              0.00

   (c) The sum of (i) the aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in November 30, 1998 allocable to the Class B Certificates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c) (i)(C)(the "Class B Charged-Off
       Amount") ............................................ $         74,190.88

   (d) The Cumulative Class A Charged-Off Amount on
       December 15, 1998 ................................... $              0.00

   (e) The Cumulative Class B Charged-Off Amount on
       December 15, 1998 ................................... $              0.00

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5. Investor losses; Reimbursement of Charge-Offs.

   (a) The amount of Class A Investor Loss, as defined in
       Section 4.06 (b) of the Agreement, during the Due Period ended
       in November 30, 1998 ................................ $              0.00

   (b) The amount of Class B Investor Loss, as defined in
       Section 4.06 (b) of the Agreement , during the Due Period ended
       in November 30, 1998 ................................ $              0.00

   (c) The amount of Class A Investor Loss set forth in
       Paragraph 5 (a) above, per $1,000 interest (which will have the effect of reducing, pro rata, the amount of each Class A
       Certificateholder's investment) ..................... $       0.000000000

   (d) The amount of Class B Investor Loss set forth in
       Paragraph 5 (b) above, per $1,000 interest (which will have the effect of reducing, pro rata, the amount of each Class B
       Certificateholder's investment) ..................... $       0.000000000

   (e) The total amount reimbursed to the Trust in the current month pursuant to
       Section 4.06 (c) of the Agreement, if any, in respect of Class A Investor
       Losses in prior months .............................. $              0.00

   (f) The total amount reimbursed to the Trust in the current month pursuant to
       Section 4.06 (c) of the Agreement, if any, in respect of Class B Investor
       Losses in prior months .............................. $              0.00

   (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A
       Certificateholder's investment) ..................... $       0.000000000

   (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B
       Certificateholder's investment) ..................... $       0.000000000

   (i) The aggregate amount of Class A Investor Losses in the Trust as of the
       end of the day on December 15, 1998 ................. $              0.00

   (j) The aggregate amount of Class B Investor Losses in the Trust as of the
       end of the day on December 15, 1998 ................. $              0.00


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   (k) The amount set forth in paragraph 5 (i) above, per $1,000 interest
       (which will have had the effect of reducing, pro rata, the amount of
       Class A Certificateholder's investment) .............. $      0.000000000

   (l) The amount set forth in paragraph 5 (j) above, per $1,000 interest
       (which will have had the effect of reducing, pro rata, the amount of
       Class B Certificateholder's investment) .............. $      0.000000000


6. Investor Servicing Fee.

   (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to
       the Servicer for the month of November 30, 1998 ...... $             0.00

   (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to
       the Servicer for the month of November 30, 1998 ...... $        29,134.28


7. Available Subordinated Amount.

   (a) The amount available to be applied pursuant to Sections 4.03 (c) (i) (B) and (C) of the Agreement as of the end of the day on
       December 15, 1998..................................... $             0.00


   (b) The amount set forth in paragraph 7(a) above as a percentage
       of the Class A Interest ..............................              0.00%


8. Available Class B Credit Enhancement Amount.


   (a) The amount available to be drawn under the Class B Credit
       Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H)
       of the Agreement as of the end of the day  on
       December 15, 1998 ................................... $              0.00
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   (b) The amount set forth in paragraph 8 above as a percentage
       of the Class B Interest .............................               0.00%


9. The Pool Factor.

   The Pool Factor represents the ratio of the amount of the Class A Invested amount as of the end of the day on December 15, 1998 to the amount of the Class A Invested Amount as of the Closing Date. The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A
   Certificateholder's Certificate by the Pool Factor ......          0.00000000

   The Pool Factor represents the ratio of the amount of the Class B Invested amount as of the end of the day on December 15, 1998 to the amount of the Class B Invested Amount as of the Closing Date. The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B
   Certificateholder's Certificate by the Pool Factor ......          0.00000000


10. The aggregate outstanding balance of Receivables that were delinquent by 30 to 59 days as of the close of business on the last day of the Due Period
    related to such Distribution Date ...................... $      7,520,137.46


11. The aggregate outstanding balance of Receivables that were delinquent by 60 days or more as of the close of business on the last day of the Due Period
    related to such Distribution Date ...................... $     14,647,015.21



             Greenwood Trust Company as Servicer

                                     By: __________________________
                                     Title: Vice President, Chief
                                     Accounting Officer & Treasurer

                          MONTHLY SERVICER CERTIFICATE

                           DISCOVER CARD TRUST 1991 D
                           --------------------------

                                   CREDIT CARD

                            PASS-THROUGH CERTIFICATES
                           --------------------------




    The undersigned , a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of Oct. 1, 1991 (the "Pooling and Servicing Agreement") by and among Greenwood, Discover Receivables Financing Group Inc and Wilmington Trust Company, does hereby certify as follows:



   1.  Greenwood is Servicer under the Pooling and Servicing Agreement.

   2.  The undersigned is a Servicing Officer.

   3.  The aggregate amount of Collections processed during the related Due Period was equal to .......................... $90,690,648.85

   4.  The aggregate amount of Class A Principal Collections
       processed by the Servicer during the related Due Period
       is equal to .............................................. $61,730,348.59

   5.  The aggregate amount of the Class A Finance Charge
       Collections processed by the Servicer during the related
       Due Period is equal to ...................................          $0.00

   6.  The sum of all amounts payable to the Class A
       Certificateholders on the current Distribution Date is
       equal to .................................................          $0.00

   7.  The aggregate amount of Class B Principal Collections
       processed by the Servicer during the related Due Period is equal to .................................................  $6,175,555.49

   8.  The aggregate amount of the Class B Finance Charge
       Collections processed by the Servicer during the related
       Due Period is equal to ...................................    $499,544.48

   9.  The amount of drawings under the Class B Credit
       Enhancement required to be made on the
       succeeding Drawing Date pursuant to
       (a)  Section 4.03(c)(i)(G) is equal to....................          $0.00
       (b)  Section 4.03(c)(i)(H) is equal to....................          $0.00
       (c)  Section 4.05 is equal to.............................          $0.00

   10. The sum of all amounts payable to the Class B
       Certificateholders on the current Distribution Date is
       equal to ................................................. $35,488,541.66

   11. The total amount to be deposited in the Principal Funding
       Account on the related Distribution Date is equal to ..... $17,500,000.00

   12. The total amount on deposit in the Principal Funding
       Account (after giving effect to the deposit referred to in
       Item 11 above) will be equal to ..........................          $0.00

   13. The total amount to be deposited in the Interest Funding
       Account on the related Distribution Date is equal to .....    $244,270.83

   14. The total amount on deposit in the Interest Funding
       Account (after giving effect to the deposit referred to in
       Item 13 above) will be equal to ..........................          $0.00

   15. The Invested Amount as of the end of the current
       Distribution Date ........................................          $0.00

      (a) for the Class A Certificateholders will be equal
          to ....................................................          $0.00

      (b) for the Class B Certificateholders will be equal
          to ....................................................          $0.00

   16. Attached hereto is a true copy of the statement required to be delivered by the Servicer on the date of this Certificate to the Trustee pursuant to section 5.02.


      IN WITNESS WHEREOF, the undersigned has duly executed and and delivered this certificate this day of December 15, 1998



                                   GREENWOOD TRUST COMPANY, as Servicer

                                   By: ______________________________
                                   Title: Vice President, Chief
                                   Accounting Officer & Treasurer


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                             Greenwood Trust Company
                             Cash Collateral Account
                         Monthly Portfolio Status Report
                           Discover Card Trust 1991 D

          Due Period Ending:                              11/30/98

PORTFOLIO STATUS                                                LOSSES & DELINQUENCIES

                                                           # of Accounts             Dollars
Ending Total Outstanding                                       565,423           486,523,736.39

Total Principal Outstanding                                        n/a           479,696,458.79

Total Finance Charge Outstanding                                   n/a             6,827,277.60

Aggregate Invested Amount                                          n/a            35,000,000.00

Aggregate Investor Interest                                        n/a            17,500,000.00

Delinquencies (90 days or greater)                               2,403             9,518,362.71
  % of Ending Total Outstanding                                    n/a                 1.956403%

Investor Net Charge Offs                                           n/a                74,190.88
Annualized % of Investor Interest                                  n/a                 5.087375%

Monthly Principal Payment Rate                                     n/a                17.637897%
(Annualized % of Invested Amount)

                                                                       PAYMENTS & YIELD

Principal Payments
(Allocable to Investor Certificates)                                             67,905,904.08

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Certificates)                                                499,544.48

Annualized Gross Yield to Investor                                                   17.127239%
(Annualized % of Invested Amount)
